UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 19, 2014

Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 614-289-5360

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On March 19, 2014, the Commercial Vehicle Group, Inc. (the “Company”) Board of Directors authorized management to announce the planned closure of its Tigard, Oregon, interior trim production and warehouse facility, in response to changing customer needs and industry dynamics.

The closure of the Tigard facility will impact approximately 80 employees. The Company expects to continue operations at the Tigard facility through December 2014.

The Company estimates it will incur total (net) expenses related to the closure of its Tigard facility of approximately $3.2 million to $3.5 million, consisting of approximately $0.5 million of employee-related costs, approximately $0.6 million of capital expenditure and approximately $2.1 million to 2.4 million of equipment removal and other costs from March 2014 – December 2014. The Company anticipates annualized savings from the closure of the Tigard facility to be in the range of $1.5 million to $2.5 million.

The Company estimates that total (net) cash expenditures (excluding capital expenditures) resulting from these charges will be approximately $2.6 million to $2.9 million, which amounts are expected to be incurred in 2014.

The amounts and timing may vary materially based upon various factors. See “Cautionary Note Regarding Forward-Looking Information” below.

Item 8.01. Other Events

On March 25, 2014, the Company announced the closure of its Tigard, Oregon, interior trim production and warehouse facility. A copy of the press release announcing this event is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Note Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements that are subject to risks and uncertainties. These statements are indicated by words such as “expect,” “estimate” or similar expressions. In particular, this Current Report on Form 8-K contains forward-looking statements about management estimates of the charges and cash expenditures expected to be incurred in connection with the closure of the Tigard facility and the nature of charges to be incurred. These statements are based upon information available to management as of the date hereof. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including, but not limited to, higher than expected closure expenses, a delay in implementation of the closure and other risks and uncertainties described in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated March 25, 2014 announcing the closure of the Tigard facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

March 25, 2014	By:	/s/ C. Timothy Trenary
Name: C. Timothy Trenary
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 25, 2014 announcing the closure of the Tigard facility.